                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Fatbrain.com, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               FATBRAIN.COM, INC.
                               2550 WALSH AVENUE
                         SANTA CLARA, CALIFORNIA 95051

                                                                    May 17, 2000

TO THE STOCKHOLDERS OF FATBRAIN.COM, INC.

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Fatbrain.com, Inc. (the "Company"), which will be held at the Company's principal executive offices located at 2550 Walsh Avenue, Santa Clara, California, on Thursday, June 29, 2000, at 1:00 p.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Chris MacAskill

                                          Chris MacAskill
                                          Chief Executive Officer and Chairman
                                          of the Board

                               FATBRAIN.COM, INC.
                               2550 WALSH AVENUE
                         SANTA CLARA, CALIFORNIA 95051
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 29, 2000

     The Annual Meeting of Stockholders (the "Annual Meeting") of Fatbrain.com, Inc. (the "Company") will be held at the Company's principal executive offices, 2550 Walsh Avenue, Santa Clara, California, on Thursday, June 29, 2000, at 1:00 p.m. for the following purposes:

          1. To elect eight directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

          2. To ratify the appointment of Deloitte & Touche, LLP as the Company's independent public accountants for the fiscal year ending January 31, 2001; and

          3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at the close of business on May 8, 2000 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's principal executive offices located at 2550 Walsh Avenue, Santa Clara, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Chris MacAskill

                                          Chris MacAskill
                                          Chief Executive Officer and Chairman
                                          of the Board

Santa Clara, California
May 17, 2000

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                               FATBRAIN.COM, INC.
                               2550 WALSH AVENUE
                         SANTA CLARA, CALIFORNIA 95051
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 29, 2000

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Fatbrain.com, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's principal executive offices, 2550 Walsh Avenue, Santa Clara, California, on Thursday, June 29, 2000, at 1:00 p.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about May 22, 2000.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On May 8, 2000, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 12,974,520 shares of Common Stock outstanding. Each stockholder of record on May 8, 2000 is entitled to one vote for each share of Common Stock held by such stockholder on May 8, 2000. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The eight nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

     PROPOSAL 2. Ratification of the appointment of Deloitte & Touche, LLP as the Company's independent public accountants for the fiscal year ending January 31, 2001 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The persons who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of March 31, 2000, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The eight Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

                 NOMINEES                   AGE    POSITIONS AND OFFICES HELD WITH THE COMPANY
                 --------                   ---    -------------------------------------------
Chris MacAskill...........................  46     Chief Executive Officer and Chairman of the
                                                   Board
Kim Orumchian.............................  34     Executive Vice President of Product
                                                   Development, Secretary, and Director
Dennis F. Capovilla.......................  40     President and Chief Operating Officer
Keith E. Benjamin.........................  41     Director
Peter G. Bodine...........................  37     Director
Diane H. Daggatt..........................  39     Director
Alan S. Fisher............................  39     Director
Peter C. Wendell..........................  48     Director

     Chris MacAskill has been Chief Executive Officer and a director of the Company since co-founding the Company in June 1995. From June 1991 to June 1995, Mr. MacAskill served as Director of Developer Relations at NeXT Computer, a software company, and General Magic, a software company. From September 1983 to September 1990, Mr. MacAskill served as Vice President of Engineering at Western Atlas International, a geophysics company. In September 1981, Mr. MacAskill founded PSI, a petroleum engineering company, which was acquired by Western Atlas International in October 1983. Mr. MacAskill received his B.S. in Geophysics from the University of Utah and received his M.S. in Geophysics from Stanford University.

     Kim Orumchian has served as the Company's Executive Vice President of Product Development since November 1999 and as the Company's Secretary and a director of the Company since co-founding the Company in June 1995. From June 1995 to November 1999, Mr. Orumchian served as the Company's Vice President of Engineering. From May 1993 to June 1995, Mr. Orumchian served as a third party Product Manager for General Magic, a software company. From May 1990 to April 1993, Mr. Orumchian served as Manager of Developer Relations for NeXT Computer, a software company. Mr. Orumchian received his B.A. in Physics from Reed College and received his B.S. in Applied Physics from Columbia University.

     Dennis F. Capovilla has served as the Company's President and Chief Operating Officer since December 1999 and joined the Company as Vice President of Sales and Business Development in June 1997. Before joining the Company, from August 1995 to July 1997, Mr. Capovilla served as Director of the Imaging Division and Worldwide Printer Supplies for Apple Computer, a computer company. From December 1992 to December 1994, Mr. Capovilla directed Apple Computer's worldwide marketing efforts for the Imaging Division. From January 1989 to December 1992, Mr. Capovilla served as a channel marketing manager for Versatec Inc., an affiliate of Xerox Engineering Systems, a technology company, where he directed North American distributor and VAR channel activities and as a regional sales manager for Xerox. Mr. Capovilla received his B.S. in Marketing from Santa Clara University and did graduate work in business at the Leavey School of Business at Santa Clara University.

     Keith E. Benjamin has been a director of the Company since November 1999. Since October 1999, Mr. Benjamin has served as a general partner of Highland Capital Partners, a venture capital investment firm. Before joining Highland Capital Partners, Mr. Benjamin served as a managing director for Robertson Stephens, an investment banking firm, from March 1993 to October 1999. Mr. Benjamin received his B.S. in Economics and Management and his M.B.A. from New York University.

     Peter G. Bodine has been a director of the Company since May 1998. Since December 1992, Mr. Bodine has served as a partner of APV Technology Partners, a venture capital investment firm, and as an Executive Vice President of Asia Pacific Ventures, a consulting firm affiliated with APV Technology Partners. Before joining Asia Pacific Ventures in 1992, Mr. Bodine was co-founder of International Business Catalysts (IBC), a consulting firm focused on international trade and investment counsel. Mr. Bodine also serves as a director of certain private companies. Mr. Bodine received his B.S. in Finance from Brigham Young University and his M.B.A. from the University of Utah.

     Diane H. Daggatt has been a director of the Company since November 1999. Ms. Daggatt has served as an investment analyst at Vulcan Ventures Inc. since July 1998. From May 1996 to June 1998, Ms. Daggatt served as a Vice President and Equity Research Analyst at Dain Rauscher Wessels, an investment banking firm. From September 1994 to May 1996, Ms. Daggatt was employed as a consumer analyst for Pacific Crest Securities, an investment banking firm. Ms. Daggatt serves as a director of Go2 Net Inc. Ms. Daggatt received her B.A. in Business Administration from Washington State University and is a Chartered Financial Analyst.

     Alan S. Fisher has been a director of the Company since July 1998. Mr. Fisher has been a general partner of Wingspring, Inc., a venture incubator, since co-founding Wingspring in January 2000. Mr. Fisher served as Vice President for Development and Operations and Chief Technical Officer of ONSALE, Inc. ("ONSALE"), an electronic retailer, from July 1994 to December 1999 and as a director from July 1994 to February 2000. He also served as Chief Financial Officer of ONSALE from July 1994 to July 1996. Mr. Fisher is also President and Chairman of Software Partners, Inc., a developer and publisher of software products, which he co-founded in August 1988. From April 1984 to August 1988, Mr. Fisher served as Technical Marketing Manager and Product Development Manager for Teknowledge, Inc., a developer of artificial intelligence software products. From June 1981 to April 1984, he served as a member of the technical staff for AT&T Bell Laboratories, a research and development division for American Telephone & Telegraph Company. Mr. Fisher is also director of Infodata Systems, Inc., a document and text management solutions company. Mr. Fisher received his B.S. in Electrical Engineering from the University of Missouri and received his M.S. in Electrical Engineering from Stanford University.

     Peter C. Wendell has been a director of the Company since September 1996. Mr. Wendell has been a General Partner of Sierra Ventures since his founding of the firm in 1982. Prior to that time he served in various executive capacities with IBM Corp. Mr. Wendell currently serves as a director of several private companies. Since 1991 he has also held a faculty appointment at Stanford University's Graduate School of Business where he teaches "Entrepreneurship and Venture Capital." Mr. Wendell holds an A.B. degree from Princeton University and an M.B.A. from Harvard Business School.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended January 31, 2000, the Board of Directors held six (6) meetings and acted by written consent on two (2) occasions. For such fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of the total number of meetings or actions by written consent of the Board of Directors. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     During the fiscal year ended January 31, 2000, the Audit Committee of the Board of Directors held two (2) meetings. The Audit Committee was created on July 13, 1998 and became effective on the effective date of the Company's initial public offering of its securities, November 19, 1998. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee during the fiscal year ended January 31, 2000 were Peter G. Bodine and Tod H. Francis. The members of the Audit Committee for the fiscal year ending January 31, 2001 will be Mr. Bodine, Mr. Wendell and Mr. Benjamin.

     During the fiscal year ended January 31, 2000, the Compensation Committee of the Board of Directors held three (3) meetings and acted by written consent on six (6) occasions. The Compensation Committee was created on July 13, 1998 and became effective on the effective date of the Company's initial public offering of its securities, November 19, 1998. The Compensation Committee reviews and approves the compensation and benefits for the Company's key executive officers, administers the Company's stock purchase, equity incentive and stock option plans, and makes recommendations to the Board of Directors regarding such matters. The members of the Compensation Committee during the fiscal year ended January 31, 2000 were Peter C. Wendell and Alan S. Fisher. The members of the Compensation Committee for the fiscal year ending January 31, 2001 will be the same as for the previous fiscal year.

DIRECTOR COMPENSATION

     Directors receive no cash remuneration for serving on the Board of Directors. Non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company's 1998 Omnibus Equity Incentive Plan. Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member after the date of the Company's initial public offering will be granted an option to purchase 7,500 shares of the Company's Common Stock on the date such individual joins the Board ("Initial Grant"). In addition, at each Annual Meeting of Stockholders, each individual who will continue to serve as a member of the Board after such meeting will receive an additional option to purchase 1,500 shares of Common Stock ("Annual Grant"). However, a director will not receive an Annual Grant in the same calendar year that he received an Initial Grant. The exercise price for each option granted under the Automatic Option Grant Program will be equal to the fair market value per share of the Common Stock on the automatic grant date. Each Initial Grant will become vested with respect to 25% of the option shares upon the completion of 12 months of service from the date of grant and with respect to an additional 1/48th of the option shares upon the completion of each of the next 36 months of service. Each Annual Grant will become fully vested on the first anniversary of the date of grant.

     Pursuant to the Automatic Option Grant Program, each of the non-employee Board members, Messrs. Benjamin, Bodine, Fisher, and Wendell and Ms. Daggatt, if re-elected, will receive an option to purchase 1,500 shares of the Company's Common Stock on the date of the Annual Meeting at an exercise price per share equal to the fair market value of the Company's Common Stock per share on the date of the Annual Meeting. Mr. Fisher received an option to purchase 7,500 shares of the Company's Common Stock on July 13, 1998 at an exercise price per share of $8.00. This option becomes vested with respect to 25% of the option shares upon the completion of 12 months of service from the vesting commencement date and with respect to an additional 1/48 of the option shares upon the completion of each of the next 36 months of service. On June 29, 1999, each of Messrs. Fisher, Bodine, Wendell, David C. Schwab and Tod Francis, who were each serving as Board members on that date, received an option to purchase 1,500 shares of the Company's Common Stock at an exercise price per share of $15.125 under the Automatic Option Grant Program. Under the Automatic Option Grant Program, Ms. Daggatt received an option to purchase 7,500 shares of the Company's Common Stock at an exercise price per share of $36.125 when she initially joined the Board on November 18, 1999. On October 27, 1999, Mr. Benjamin received an option to purchase 75,000 shares of the Company's Common Stock at an exercise price per share of $16.375 under the Company's 1998 Omnibus Equity Incentive Plan.

     Directors who are not employees of the Company are also eligible to receive options and be issued shares of Common Stock directly under the 1998 Omnibus Equity Incentive Plan, outside of the Automatic Option Grant Program. Directors who are also employees of the Company are eligible to receive options and be issued shares of Common Stock directly under the 1998 Omnibus Equity Incentive Plan and are also eligible to participate in the Company's 1998 Employee Stock Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

NON-DIRECTOR EXECUTIVE OFFICERS

     Our non-director executive officers and their ages as of March 31, 2000, are as follows:

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
Janet Hall................................  31     Vice President of Finance and Interim
                                                   Chief Financial Officer
Sean M. Cumbie............................  36     Executive Vice President of Operations
Margaret Epperheimer......................  48     Vice President of Marketing

     Janet Hall has served as the Company's Vice President of Finance and Interim Chief Financial Officer since December 1999, as the Senior Director of Finance from September 1999 to December 1999 and joined the Company as Director of Planning and Analysis in September 1997. Before joining the Company, from July 1990 to August 1995, Ms. Hall served as a manager at Deloitte & Touche, LLP, a national accounting firm. Ms. Hall received her B.S. in Business Administration from the University of California at Berkeley and received her M.B.A. from Stanford University.

     Sean M. Cumbie has served as the Company's Executive Vice President of Operations since November 1999 and joined the Company as Vice President of Logistics in September 1998. Before joining the Company, from October 1996 to September 1998, Mr. Cumbie was the owner of and a consultant for Cumbie & Associates, Inc., a logistics management consulting firm. From January 1993 to November 1996, Mr. Cumbie served as Vice President of Logistics at West Marine Inc., a retailer of recreational boating supplies and apparel. From February 1991 to January 1993, Mr. Cumbie served as Director of Planning and Inventory Management at National Vision Associates, a vision service company. Mr. Cumbie received his M.S. in Management and his B.S. in Mechanical Engineering from the Georgia Institute of Technology.

     Margaret Epperheimer joined the Company as Vice President of Marketing in April 2000. Before joining the Company, from June 1998 to April 2000, Ms. Epperheimer served as Vice President of Corporate

Marketing at Novell, Inc., a leading provider of networking software. From July 1994 to June 1998, Ms. Epperheimer served as President of Epperheimer Associates, a consulting firm she founded in 1994. From May 1990 to July 1994, Ms. Epperheimer served as Vice President of Corporate Communications for the ASK Group and, from April 1986 to May 1990, as Director of Corporate Communications for 3Com Corporation. Ms. Epperheimer received her B.S. in Journalism from Southern Illinois University and received her M.S. in Mass Communications at Iowa State University.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 2000, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                          NUMBER OF SHARES
                                                            BENEFICIALLY      PERCENTAGE OF
         NAME AND ADDRESS OF BENEFICIAL OWNERS                OWNED(1)          CLASS(2)
         -------------------------------------            ----------------    -------------
Vulcan Ventures Incorporated(3).........................     1,796,785            13.6%
  110 110th Avenue, N.E. Suite 550
  Bellevue, WA 98004
Sierra Ventures V, L.P.(4)..............................       939,643             7.3%
  3000 Sand Hill Road, Building 4, Suite 210
  Menlo Park, CA 94025
Entities affiliated with Highland Capital Partners IV          697,904             5.3%
  L.P.(5)...............................................
  Two International Place
  Boston, MA 02110
Chris MacAskill(6)......................................       946,274             7.2%
Kim Orumchian(7)........................................       973,282             7.3%
Dennis F. Capovilla(8)..................................       471,980             3.5%
Sean M. Cumbie(9).......................................       215,375             1.6%
Keith E. Benjamin(5)....................................       697,904             5.3%
Peter G. Bodine(10).....................................       345,103             2.7%
Diane H. Daggatt(3).....................................     1,796,785            13.6%
Alan S. Fisher(11)......................................         9,000               *
Peter C. Wendell(4).....................................       939,643             7.3%
All directors and executive officers as a group (10          6,451,703            44.1%
  people)(12)...........................................

---------------
  * Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

 (1) Percentage ownership is based on 12,958,130 shares of Common Stock outstanding on March 31, 2000.

 (2) Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 31, 2000 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Except pursuant to applicable community property laws or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Fatbrain.com, Inc., 2550 Walsh Avenue, Santa Clara, CA 95051.

 (3) Includes 287,494 shares issuable upon exercise of a warrant held by Vulcan Ventures Incorporated and 7,500 shares of Common Stock issuable upon immediately exercisable options held directly by Diane H. Daggatt. Ms. Daggatt, a member of our board of directors, is an investment analyst for Vulcan Ventures Incorporated. Ms. Daggatt disclaims beneficial ownership of shares held by Vulcan Ventures Incorporated.

 (4) Includes 1,500 shares of Common Stock issuable upon immediately exercisable options held directly by Peter C. Wendell. Mr. Wendell, a director of the Company, is a general partner of SV Associates V, L.P., SV Associates V, L.P. is the general partner of Sierra Ventures V, L.P. Mr. Wendell disclaims beneficial ownership of the shares held by Sierra Ventures V, L.P. except to the extent of his pecuniary interest therein.

 (5) Includes 137,997 shares issuable upon exercise of a warrant held by Highland Capital Partners IV Limited Partnership, 5,750 shares issuable upon exercise of a warrant by Highland Entrepreneurs' Fund IV Limited Partnership and 75,000 shares of Common Stock issuable upon immediately exercisable options held directly by Keith E. Benjamin. Mr. Benjamin, a member of our board of directors, is a managing member of the general partner of Highland Capital Partners IV Limited Partnership and a managing member of the general partner of Highland Entrepreneurs' Fund IV Limited Partners. Mr. Benjamin disclaims beneficial ownership of shares held by or through Highland Capital Partners IV Limited Partnership and Highland Entrepreneurs' Fund IV Limited Partnership except to the extent of his pecuniary interest arising from his interest as a managing member of the general partner of Highland Capital Partners IV Limited Partnership and of Highland Entrepreneurs' Fund IV Limited Partnership.

 (6) Includes 109,815 shares of Common Stock issuable upon exercise of immediately exercisable options.

 (7) Includes 305,182 shares of Common Stock issuable upon exercise of immediately exercisable options.

 (8) Includes 470,980 shares of Common Stock issuable upon exercise of immediately exercisable options.

 (9) Includes 214,375 shares of Common Stock issuable upon exercise of immediately exercisable options.

(10) Includes 232,887 shares held by APV Technology Partners, L.P., 58,220 shares held by APV Technology Partners U.S., L.P., 52,496 shares held by APV Technology Partners II, L.P. (collectively, the "APV Funds"), and 1,500 shares of Common Stock issuable upon exercise of immediately exercisable options held directly by Peter G. Bodine. Mr. Bodine is a managing member of APV Management Co., L.L.C., the general partner of the APV Funds. Mr. Bodine disclaims beneficial ownership of the shares held by the APV Funds except to the extent of his pecuniary interest therein.

(11) Includes 9,000 shares of Common Stock issuable upon exercise of immediately exercisable options.

(12) Includes 1,244,852 shares of Common Stock issuable upon immediately exercisable options and 431,241 shares of Common Stock issuable upon exercise of outstanding warrants.

                         COMPENSATION COMMITTEE REPORT

     Purpose. This Compensation Committee Report describes the compensation policies and rationale applied to the compensation paid to the Company's executive officers for the fiscal year ended January 31, 2000. For the fiscal year ended January 31, 2000, the Compensation Committee (the "Committee") of the Company's Board of Directors determined the compensation of the Company's executive officers. The base salary and cash bonuses of each executive officer were set forth in the employment agreement between each executive officer and the Company.

     The Committee administers the Company's 1998 Omnibus Equity Incentive Plan under which option grants may be made to the CEO and the other executive officers and the Company's 1998 Employee Stock Purchase Plan under which the employees of the Company, including the CEO and the other executive officers, may purchase shares of the Company's Common Stock.

     The Committee has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and the other executive officers of the Company and has the responsibility of approving the bonus program to be in effect for the CEO and the other executive officers each fiscal year.

     General Compensation Policy. The Committee's fundamental compensation policy is to offer the Company's executive officers competitive compensation opportunities based upon the financial performance of the Company and each officer's personal performance. It is the Company's objective to have a significant portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

     Base Salary. The base salary for each executive officer is set on the basis of personal performance, taking into account the average salary levels in effect for comparable positions with companies having total revenues similar to the Company's. Each individual's base pay is positioned relative to the total compensation package, including cash bonus incentives and long-term stock-based incentives.

     Annual Cash Bonuses. Each executive officer received a bonus, if any, based on the terms of such executive officer's employment agreement with the Company or the Company's Management Incentive Program effective as of February 2, 1999.

     Under the Management Incentive Program key employees, including executive officers, are eligible to receive quarterly and annual cash bonuses based on meeting or exceeding target financial objectives. Each executive, director, and manager level employee has an established cash bonus target based on the employee's level of responsibility and actual performance. Actual bonuses paid reflect an employee's accomplishment of both corporate and individual objectives and are based on a percentage of the employee's base salary. The corporate goals set for the fiscal year ended January 31, 2000 are based on the achievement of quarterly and annual revenue and income targets.

     Long-Term Incentive Compensation. During the fiscal year ended January 31, 2000, the Committee, in its discretion, made option grants of 22,500 shares of the Company's Common Stock to each of Messrs. MacAskill, Capovilla, Orumchian and Alvarez and an option grant of 10,000 shares of the Company's Common Stock to Mr. Cumbie under the Company's 1998 Omnibus Equity Incentive Plan based on each officer's personal performance. Each of Messrs. Capovilla, Orumchian and Cumbie were also granted significant option grants in connection with each officer's promotion; please see "Stock Options Granted in Last Fiscal Year" and "Employment Contracts and Change in Control Arrangements" for details related to these options. Option grants are generally made at varying times and in varying amounts in the discretion of the Committee. Typically, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

     Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Each option vests as to 25% of the option shares upon the completion of 12 months of service and as to 1/48 of the option shares upon the completion of each of the next 36 months of service, except that the option grant made to Mr. Orumchian for 250,000 shares of the Company's Common Stock vests as to 33 1/3% of the option shares upon the completion of 12 months of service and as to 1/36 of the option shares upon the completion of each of the next 24 months of service. Thus, the vesting of each option is contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

     CEO Compensation. The annual base salary for Mr. MacAskill, the Company's Chief Executive Officer, was established by the Board of Directors prior to the Company's initial public offering, pursuant to his employment agreement with the Company. The Board's decision was made primarily on the basis of Mr. MacAskill's personal performance of his duties. Mr. MacAskill did not participate in the discussions and determination of his own compensation. No bonus program was established for the Company's executive officers for the fiscal year ended January 31, 2000, and the bonus that was paid to Mr. MacAskill for this fiscal year was based on his performance. In future years the Board or the Committee may establish annual net revenue and net income objectives for the Company, and each executive officer's bonus, including the Chief Executive Officer's, will be based on the achievement of such objectives.

     Tax Limitation. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company's 1998 Omnibus Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1998 Omnibus Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the fiscal year ended January 31, 2000 will exceed the $1 million limit per officer, the Board of Directors will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                          Compensation Committee

                                          Peter C. Wendell
                                          Alan S. Fisher

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in July 1998, and the members of the Compensation Committee during the fiscal year ended January 31, 2000 were Messrs. Peter C. Wendell and Alan S. Fisher. Neither of these individuals was at any time during the fiscal year ended January 31, 2000, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between January 31, 1999 and January 31, 2000, with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and
(ii) the S&P Major Market Index (the "S&P Market Index"), over the same period. This graph assumes the investment of $100.00 on January 31, 1999 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the S&P Market Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Standard & Poor's Compustat Total Return Service, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG FATBRAIN.COM, INC., THE NASDAQ STOCK MARKET-U.S. INDEX AND THE S&P MAJOR MARKET INDEX

                           [STOCK PERFORMANCE GRAPH]

                                                               ANNUAL RETURN
                                                                 PERCENTAGE
                                                                YEAR ENDING
                                                              ----------------
                       COMPANY/INDEX                          JAN 99    JAN 00
                       -------------                          ------    ------
FATBRAIN.COM INC............................................  55.00     11.29
S&P 500 INDEX...............................................  10.19     10.35
NASDAQ US COMPOSITE.........................................  30.86     17.26

                                                               INDEXED RETURNS
                                                    BASE         YEAR ENDING
                                                   PERIOD      ----------------
                 COMPANY/INDEX                    20 NOV 98    JAN 99    JAN 00
                 -------------                    ---------    ------    ------
FATBRAIN.COM INC................................     100       155.00    172.50
S&P 500 INDEX...................................     100       110.19    121.59
NASDAQ US COMPOSITE.............................     100       130.86    153.39

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following Summary Compensation Table sets forth information concerning compensation earned during the fiscal years ended January 31, 2000, 1999 and 1998 by the Company's Chief Executive Officer and each of the Company's other four highest paid executive officers whose total salary and bonus for services rendered in all capacities to the Company exceeded $100,000 during the fiscal year ended January 31, 2000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                                                         AWARDS
                                                                      ------------
                                                                       NUMBER OF
                                               ANNUAL COMPENSATION     SECURITIES        ALL OTHER
                                              ---------------------    UNDERLYING       COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR   SALARY($)    BONUS($)    OPTIONS(#)          ($)(1)
     ---------------------------       ----   ---------    --------   ------------   ------------------
Chris MacAskill......................  2000   $110,003     $31,260       22,500            $  532
  Chief Executive Officer              1999    110,003          --           --             1,354
                                       1998     81,539          --           --               308
Dennis F. Capovilla..................  2000    173,079      52,936      400,980                --
  President and Chief Operating
  Officer                              1999    141,786      50,000       22,500                --
                                       1998     76,962(2)       --       52,500                --
Kim Orumchian........................  2000    133,079      40,784      272,500             2,178
  Executive Vice President of          1999    110,003          --           --             1,523
  Product Development                  1998     81,539          --           --               308
Donald P. Alvarez....................  2000    140,789      28,785       22,500             3,106
  Vice President of Finance and        1999    129,731      25,000           --               745
  Chief Financial Officer              1998     50,000(3)       --       75,000                --
Sean Cumbie..........................  2000    146,388      43,179      150,000                --
  Executive Vice President of
  Operations                           1999     39,234(4)    6,250       67,125                --
                                       1998         --          --           --                --

---------------
(1) Represents matching contributions to each Named Officer's 401(k) plan account.

(2) Mr. Capovilla commenced employment on July 7, 1997.

(3) Mr. Alvarez commenced employment on September 2, 1997 and ceased employment on January 3, 2000.

(4) Mr. Cumbie commenced employment on September 28, 1998.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table provides information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended January 31, 2000 to the Named Officers. No stock appreciation rights were granted during such fiscal year to the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS(1)
                         ----------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF      % OF TOTAL                                       ASSUMED ANNUAL RATES OF
                         SECURITIES      OPTIONS                                       STOCK PRICE APPRECIATION FOR
                         UNDERLYING     GRANTED TO        EXERCISE                            OPTION TERM(2)
                          OPTIONS       EMPLOYEES           PRICE        EXPIRATION   ------------------------------
         NAME            GRANTED(#)   IN FISCAL YEAR   PER SHARE($)(3)      DATE          5%($)           10%($)
         ----            ----------   --------------   ---------------   ----------   -------------   --------------
Chris MacAskill........    22,500          0.77%           $15.00         03/22/09     $  212,252      $   537,888
Dennis F. Capovilla....    22,500          0.77             15.00         03/22/09        212,252          537,888
                          378,480         13.0              19.94         10/31/09      4,746,199       12,027,801
Kim Orumchian..........    22,500          0.77             15.00         03/22/09        212,252          537,888
                          250,000          8.58             19.94         10/31/09      3,135,040        7,944,806
Donald P. Alvarez......    22,500          0.77             15.00         03/22/09        212,252          537,888
Sean Cumbie............    10,000          0.34             15.00         03/22/09         94,334          239,061
                          140,000          4.81             19.94         10/31/09      1,755,622        4,449,091

---------------
(1) The Company granted options to purchase 2,912,205 shares of Common Stock during the fiscal year ended January 31, 2000. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination if the optionee's service with the Company ceases. The plan administrator has the discretion to accelerate the vesting of options upon a change in control.

(2) The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the current date. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Officers.

(3) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price may be paid in cash, check, promissory note, in shares of the Company's Common Stock valued at fair market value on the exercise date or a broker-assisted cashless exercise procedure. The options vest with respect to 25% of the option shares upon the completion of 12 months of service after the vesting commencement date and with respect to 1/48 of the option shares upon completion of each of the next 36 months of service, except that the option for 250,000 shares granted to Mr. Orumchian vests with respect to 33 1/3% of the option shares upon the completion of 12 months of service after the vesting commencement date and with respect to 1/36 of the option shares upon completion of each of the next 24 months of service.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table provides the specified information concerning unexercised options held as of January 31, 2000 by the Named Officers. The Named Officers did not exercise any options during the fiscal year ended January 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                            SHARES                         AT FY-END(#)(1)           AT FY-END($)(2)
                          ACQUIRED ON       VALUE       ----------------------    ----------------------
          NAME            EXERCISE(#)    REALIZED($)     VESTED      UNVESTED       VESTED      UNVESTED
          ----            -----------    -----------    --------    ----------    ----------    --------
Chris MacAskill.........        --              --       72,762        37,053     $1,242,047    $299,045
Dennis F. Capovilla.....     5,000        $ 73,488       38,593       432,387        635,336     561,889
Kim Orumchian...........        --              --       27,234       277,948        464,884     143,622
Donald P. Alvarez.......    43,750         818,719           --            --             --          --
Sean Cumbie.............     2,750          37,864        5,625       208,750         52,031     565,938

---------------
(1) Each of the options listed in the table is immediately exercisable. The shares purchasable under these options are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service before vesting in such shares. The repurchase right lapses as to 25% of the option shares upon the completion of 12 months of service and as to the balance in equal monthly installments upon the completion of each of the next 36 months of service. The heading Vested refers to shares that are no longer subject to the Company's repurchase right; the heading Unvested refers to shares subject to the Company's repurchase right as of January 31, 2000.

(2) Based on the fair market value of the Company's Common Stock per share at January 31, 2000 ($17.25) less the exercise price per share payable for such shares.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     Mr. MacAskill has entered into an employment agreement with the Company. The employment agreement set forth the base salary and general employee benefits offered to Mr. MacAskill. The annual base salary for him is currently $110,000. The employment agreement also provides that if Mr. MacAskill is terminated without cause or due to disability, he will receive a severance payment equal to six months of salary, payable in equal monthly installments over a six-month period. Each severance payment is payable in full for the initial three-month period following the termination and may be offset by any compensation received by the terminated employee from another employer during the remaining three-month period. Severance payments will cease if death occurs. In addition, the employment agreement amended Mr. MacAskill's stock purchase agreement with the Company, dated June 12, 1995, such that if a change in control occurs, an additional number of shares subject to each stock purchase agreement will become vested, and such additional shares will be equal to the greater of (i) 50% of the shares then remaining vested or (ii) the number of shares that would have become vested during the 12-month period following the change in control.

     Mr. Capovilla has entered into an employment agreement with the Company. The employment agreement promoted him to the position of President and Chief Operating Officer and increased his annual base salary to $225,000. If a change in control of the Company occurs, Mr. Capovilla will receive another 24 months of vesting in his option to purchase 378,480 shares of the Company's Common Stock; if Mr. Capovilla is involuntarily terminated within 12 months after a change in control or if this option is not assumed or substituted with a comparable option by the successor corporation in a change in control, this option becomes fully vested. If Mr. Capovilla is terminated without cause, then he will receive a severance payment equal to 18 months of his then base salary, payable according to the Company's standard payroll procedure. The Company also extended a loan of $300,000 to Mr. Capovilla. Subject to the approval of the MightyWords, Inc. board of directors, Mr. Capovilla will receive a right to purchase 1% of the total number of shares outstanding of MightyWords as of the close of MightyWords' first round of financing.

     Mr. Orumchian has entered into an employment agreement with the Company. The employment agreement promoted him to the position of Executive Vice President of Product Development and increased his annual base salary to $185,000. If a change in control of the Company occurs, Mr. Orumchian will receive another 18 months of vesting in his option to purchase 250,000 shares of the Company's Common Stock; if Mr. Orumchian is involuntarily terminated within 12 months after a change in control or if this option is not assumed or substituted with a comparable option by the successor corporation in a change in control, this option becomes fully vested. If Mr. Orumchian is terminated without cause, then he will receive a severance payment equal to 12 months of his then base salary, payable according to the Company's standard payroll procedure. The Company also extended a loan of $150,000 to Mr. Orumchian. Subject to the approval of the MightyWords, Inc. board of directors, Mr. Orumchian will receive a right to purchase 1% of the total number of shares outstanding of MightyWords as of the close of MightyWords' first round of financing.

     Mr. Alvarez has entered into an employment agreement with the Company. The employment agreement sets forth the base salary, bonus potential, stock option grant and general employee benefits offered to Mr. Alvarez. Mr. Alvarez's annual base salary will be $125,000. Mr. Alvarez is guaranteed a bonus of $15,000 in his first year of employment with the Company. Mr. Alvarez was granted an option to purchase 75,000 shares of the Company's Common Stock pursuant to this employment agreement.

     Mr. Cumbie has entered into an employment agreement with the Company. The employment agreement promoted him to the position of Executive Vice President of Operations and increased his annual base salary to $175,000. If a change in control of the Company occurs, Mr. Cumbie will receive another 24 months of vesting in his option to purchase 140,000 shares of the Company's Common Stock; if Mr. Cumbie is involuntarily terminated within 12 months after a change in control or if this option is not assumed or substituted with a comparable option by the successor corporation in a change in control, this option becomes fully vested. If Mr. Cumbie is terminated without cause, then he will receive a severance payment equal to 12 months of his then base salary, payable according to the Company's standard payroll procedure.

     If a change in control occurs, the vesting of the options granted to Mr. Capovilla (other than the option referred to in Mr. Capovilla's employment agreement) will accelerate and an additional number of option shares will become vested that is equal to the greater of: (i) 50% of any unvested option shares; or (ii) a number of shares equal to the number he would become vested in had he provided 12 months of additional service following the change in control.

     The Company's Board of Directors has the authority under the 1998 Omnibus Equity Incentive Plan to accelerate the exercisability and vesting of outstanding options, or to accelerate the vesting of the shares of Common Stock subject to outstanding options, held by all optionees, including the Chief Executive Officer and the other Named Officers, if a change in control occurs.

                                 PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of Deloitte & Touche, LLP as the Company's independent public accountants for the fiscal year ending January 31, 2001. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche, LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     Deloitte & Touche, LLP has audited the Company's financial statements since fiscal year 1997. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE, LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 31, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since February 1, 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (i) compensation agreements and other arrangements, which are described where required in Employment Contracts and Change in Control Arrangements and (ii) the transaction described below.

     The Company has issued, in a private placement transaction (the "Private Placement Transaction"), shares of its Common Stock as follows: an aggregate of 1,437,470 shares of Common Stock at $20.87 per share and warrants to purchase an aggregate of 431,241 shares of Common Stock at $26.09 per share in November 1999.

     The following table summarizes the shares of Common Stock purchased by directors and 5% stockholders of the Company and persons and entities associated with them in the Private Placement Transaction.

                                                               COMMON
                        INVESTOR(1)                             STOCK
                        -----------                           ---------
Vulcan Ventures Incorporated (Diane H. Daggatt)(2)..........  1,245,807
Entities affiliated with Highland Capital Partners IV L.P.
(Keith E. Benjamin)(3)......................................    622,904

---------------
(1) Shares held by affiliated persons and entities have been aggregated. See "Principal Stockholders."

(2) Includes 287,494 shares issuable upon exercisable of a warrant held by Vulcan Ventures Incorporated.

(3) Includes 137,997 shares issuable upon exercise of a warrant held by Highland Capital Partners IV Limited Partnership and 5,750 shares issuable upon exercise of a warrant by Highland Entrepreneurs' Fund IV Limited Partnership.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, or the Compensation Committee and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their transactions in the Common Stock and their Common Stock holdings during the fiscal year ended January 31, 2000 and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the fiscal year ended January 31, 2000, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that a Form 5 was filed for Mr. Donald Alvarez to report the late filing of three option exercises and two sales and a Form 5 was filed for Mr. Robert Cudd to report the late filing of one option exercise and one sale and a late Form 3 was filed for Mr. Keith Benjamin and Ms. Janet Hall.

                                  FORM 10-KSB

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-KSB REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 2000, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO FATBRAIN.COM, INC., 2550 WALSH AVENUE, SANTA CLARA, CALIFORNIA 95051, ATTN: INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 2001 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than January 20, 2001, in order to be included. Such stockholder proposals should be addressed to Fatbrain.com, Inc., 2550 Walsh Avenue, Santa Clara, California, Attn: Investor Relations.

     Pursuant to new amendments to Rule 14a-4(c) of the Securities and Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2001 Annual Meeting of Stockholders does not notify the Company of such proposal on or prior to April 5, 2001, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2001 Proxy Statement. The Company currently believes that the 2001 annual meeting of stockholders will be held during the last week of June, 2001.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          OF FATBRAIN.COM, INC.

Santa Clara, California
May 17, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY                          FATBRAIN.COM, INC.                          PROXY
                    2550 WALSH AVENUE, SANTA CLARA, CA 95051

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FATBRAIN.COM,
                                      INC.
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 29, 2000

   The undersigned holder of Common Stock, par value $0.001, of Fatbrain.com, Inc. (the "Company") hereby appoints Chris MacAskill and Janet Hall, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 29, 2000 at 1:00 p.m. local time, at the Company's principal executive offices, 2550 Walsh Avenue, Santa Clara, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSAL 2. TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF FATBRAIN.COM, INC., YOU MAY SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

   PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                  (Continued and to be signed on reverse side)

                                   (Reverse)
                               FATBRAIN.COM, INC.

1. To elect the following directors to serve for a term ending upon the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES: Chris MacAskill, Kim Orumchian, Dennis F. Capovilla, Keith E. Benjamin, Peter G. Bodine, Diane H. Daggatt, Alan S. Fisher and Peter C. Wendell

 FOR [ ] WITHHELD [ ] FOR ALL NOMINEES, EXCEPT FOR NOMINEES WRITTEN BELOW. [ ]

--------------------------------------------------------------------------------
                             Nominee exception(s).

2. To ratify the appointment of Deloitte & Touche, LLP as the Company's independent accountants for the fiscal year ending January 31, 2001.

                        FOR [ ] AGAINST [ ] ABSTAIN [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

                                                        Date:, 2000

                                                        ------------------------
                                                               Signature

                                                        ------------------------
                                                           Signature (if held
                                                                jointly)

                                                        Please date and sign
                                                        exactly as your name(s)
                                                        is (are) shown on the
                                                        share certificate(s) to
                                                        which the Proxy applies.
                                                        When shares are held as
                                                        joint-tenants, both
                                                        should sign. When
                                                        signing as an executor,
                                                        administrator, trustee,
                                                        guardian, attorney-in
                                                        fact or other fiduciary,
                                                        please give full title
                                                        as such. When signing as
                                                        a corporation, please
                                                        sign in full corporate
                                                        name by President or
                                                        other authorized
                                                        officer. When signing as
                                                        a partnership, please
                                                        sign in partnership name
                                                        by an authorized person.